Exhibit 10.3

LIFEWARD LTD.

NOTICE OF NONQUALIFIED STOCK OPTION GRANT

Participant:	[•]
Company:	Lifeward Ltd. (the “Company”).
Notice:
You have been granted the following Nonqualified Stock Option to purchase Ordinary Shares, par value NIS 1.75 per share. This is an inducement grant, as described in NASDAQ Listing Rule 5635(c)(4), and shall be governed by this Notice of Nonqualified Stock Option Grant and the Nonqualified Stock Option Award Agreement attached hereto as Schedule A (this Notice of Nonqualified Stock Option Grant, together with the Nonqualified Stock Option Award Agreement, this “Agreement”). This Nonqualified Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

Type of Award:	Nonqualified Stock Option

Grant:	Date of Grant: [•], 2025 Option Price per Share: US$[•] Total Number of Shares Under Option: [•]

Exercisability:
Subject to the terms of the Agreement, you may exercise your Option on and after the dates set forth below in the Vesting Schedule below as to that percentage of the Total Number of Shares Under Option set forth below opposite each such date. You may exercise your Option to purchase any Shares as to which your Option has become exercisable at any time and from time to time until your Option terminates or expires.

Vesting Schedule:

Date	Percentage
[•]	25%
[•]	25%
[•]	25%
[•]	25%

Expiration Date:	Ten years from the Date of Grant, subject to earlier termination as set forth in the Agreement.
Termination:
Upon your Termination for any reason other than by the Company for Cause or due to your death or Disability, the Option shall terminate and cease to be exercisable on the date that is ninety (90) days after the date of your Termination. Upon your Termination due to your death or Disability, the Option shall terminate and cease to be exercisable on the date that is twelve  (12) months from the date of such Termination. Upon a Termination by the Company for Cause, the Option shall terminate and cease to be exercisable upon Termination. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Expiration Date as provided above and may be subject to earlier termination as provided in the Agreement.

Acknowledgement
and Agreement:
The undersigned Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of the Agreement. By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Participant has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Agreement.

LIFEWARD LTD. By: _______________________ Name:_____________________ Title:______________________ Date:______________________	PARTICIPANT ________________________ Signature _________________________ Date:

Nonqualified Stock Option Award Agreement - Schedule A
LIFEWARD LTD.

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

1.	Definitions. As used herein, the following definitions shall apply:

(a)          “Administrator” means the Committee as will have administrative authority under the Agreement, in accordance with Section 4 of the Agreement.

(b)          “Affiliate” means (i) any Subsidiary; (ii) any Person that directly or indirectly controls, is controlled by or is under common control with the Company; and/or (iii) to the extent provided by the Committee, any Person in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(c)          “Applicable Exchange” means the New York Stock Exchange, Nasdaq Stock Market or such other securities exchange as may at the applicable time be the principal market for the Shares.

(d)          “Applicable Laws” means any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange or trading system on which the Shares are then traded or listed.

(e)          “Board” or  “Board of Directors” means the Board of Directors of the Company.

(f)          “Beneficial Ownership” (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

(g)          “Cause” means any of the following: (a) any fraud, embezzlement or felony or similar act by the Participant (whether or not related to Participant’s relationship with the Company or any of its Affiliates); (b) an act of moral turpitude by the Participant, or any act that causes significant injury to the reputation, business, assets, operations or business relationship of the Company or an Affiliate; (c) any breach by the Participant of an agreement between the Company or any Affiliate and the Participant, including, without limitation, breach of confidentiality, non-competition or non-solicitation covenants, or of any duty of the Participant to the Company or any Affiliate thereof; (d) performance of any act that entitles the Company or an Affiliate (as applicable) to dismiss the Participant without paying any or partial severance pay in connection with such dismissal under Applicable Law; or (e) any circumstances that constitute grounds for termination for cause as defined under the Participant’s employment agreement with the Company or Affiliate, to the extent applicable.

(h)          “Change of Control” means the occurrence of any of the following:

(i) an acquisition in one transaction or a series of related transactions by any Person of any Voting Securities of the Company, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this definition of Change of Control, Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control;

(ii) Any time at which individuals who, as of the date of the Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of the Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) the consummation of any merger, consolidation, recapitalization or reorganization involving the Company unless:

(A) the shareholders of the Company, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Company Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities of the Company immediately before such merger, consolidation, recapitalization or reorganization; and

(B) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least a majority of the members of the board of directors of the Company Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Company Surviving Corporation, and

(C) no Person, other than (A) the Company, (B) any Related Entity, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, recapitalization or reorganization, was maintained by the Company, the Company Surviving Corporation, or any Related Entity or (D) any Person who, together with its Affiliates, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities of the Company, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company Surviving Corporation’s then outstanding Voting Securities (a transaction described in clauses (i) through (iii) above is referred to herein as a “Non-Control Transaction”); or

(iv) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of the Company to any Person (other than (A) a transfer or distribution to a Related Entity, or (B) a transfer or distribution to the Company’s shareholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities of the Company as a result of the acquisition of Voting Securities of the Company by the Company which, by reducing the number of Voting Securities of the Company then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company which in either case increases the percentage of the then outstanding Voting Securities of the Company Beneficially Owned by the Subject Person, then a Change of Control shall be deemed to occur.

Solely for purposes of this definition of Change of Control, (x) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and (y) “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Any Relative (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. None of the Company or any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Shares.

(i)          “Code” means the United States Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

(j)          “Committee” means the committee of the Board that has been designated by the Board to administer the award granted by the Agreement. For purposes of compliance with Nasdaq Listing Rule 5635(c)(4), such committee shall consist solely of independent directors of the Board within the meaning of the applicable Nasdaq rules.

(k)          “Company” means Lifeward Ltd., an Israeli corporation, or any successor thereto.

(l)          “Consultant” means a consultant, advisor or independent contractor who is a natural person and who performs services for the Company or an Affiliate in a capacity other than as an Employee or Director (or who is a personal services company that is wholly owned by such a service provider, or the equivalent thereof, as determined by the Committee in its discretion.

(m)          “Director” means any individual who is a member of the Board of Directors of the Company and/or any Affiliate.

(n)          “Disability” means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined by a medical doctor satisfactory to the Committee.

(o)          “Employee” means any person designated as an employee of the Company and/or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company and/or an Affiliate during such period. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(p)          “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

(q)          “Fair Market Value” means, if the Shares are listed on a national securities exchange, as of any given date, the closing price for a Share on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares are traded, all as reported by such source as the Committee may select. If the Shares are not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in good faith.

(r)          “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s)          “Non-Control Acquisition” means an acquisition (whether by merger, stock purchase, asset purchase or otherwise) by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which fifty percent (50%) or more of its total value or total voting power of its Voting Securities or equity interests is owned, directly or indirectly, by the Company (a “Related Entity”); (b) the Company or any Related Entity; (c) any Person in connection with a Non-Control Transaction; or (d) any Person that owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the outstanding Voting Securities of the Company on the Effective Date.

(t)          “Non-Control Transaction” shall have the meaning provided in the definition of Change in Control.

(u)          “Non-Employee Director” means a Director who is not an Employee.

(v)          “Notice” means notice provided by a Participant to the Company in a manner prescribed by the Committee.

(w)          “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x)	“Option” means the stock option set forth in the Notice of Nonqualified Stock Option Grant.

(y)	“Participant” means the holder of the Option.

(z)           “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons.

(aa)	“Service Provider” means an Employee, Director or Consultant.

(bb)          “Share” means an Ordinary Share, as adjusted in accordance with the Agreement.

(cc)          “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(dd)         “Termination” means the termination of the Participant’s employment with, or performance of services for, the Company or any Affiliate under any circumstances, including, without limitation, termination by resignation, discharge, death, Disability, and retirement. Unless otherwise determined by the Committee, a Termination shall not be considered to have occurred in the case of: (i) sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Committee; (iv) transfers between locations of the Company or between or among the Company and/or an Affiliate or Affiliates, including, whenever there was a termination of employment or service of Participant and simultaneous reemployment (or commencement of service or employment) or continuing employment or service of a Participant by the Company or any Affiliate; or (v) if so determined by the Committee, any change in status between service as an Employee, Director or Consultant if such individual continues to perform bona fide services for the Company or an Affiliate. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that, in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

(ee)          “Voting Securities” shall mean, with respect to any Person that is a corporation, all outstanding voting securities of such Person entitled to vote generally in the election of the board of directors of such Person.

2.          Grant of Option. The Company hereby grants to the Participant named in the Notice of Nonqualified Stock Option Grant the Option to purchase the number of Shares, as set forth in the Notice of Nonqualified Stock Option Grant, at the option price per Share set forth in the Notice of Nonqualified Stock Option Grant (the “Option Price”), subject to all of the terms and conditions in this Agreement.

This Option is intended to qualify as an employment inducement award under NASDAQ Listing Rule 5635(c)(4) (the “Inducement Listing Rule”). Accordingly, (i) Participant was not previously an Employee or Director, or the Participant is returning to employment of the Company following a bona-fide period of non-employment; and (ii) the grant of the Option is an inducement material to the Participant’s entering into employment with the Company in accordance with the Inducement Listing Rule.

3.          Vesting Schedule. The Option awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Nonqualified Stock Option Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant set forth in the Notice of Nonqualified Stock Option Grant until the date such vesting occurs.

4.	Authority of the Administrator.

(a)          Powers of the Administrator. Subject to the provisions of this Agreement, the Administrator will have the authority, in its discretion:

(i)            to construe and interpret the terms of the Agreement and the Option;

(ii)           to prescribe, amend and rescind rules and regulations relating to the Agreement;

(iii)          to modify or amend the Option (subject to Section 24 of this Agreement), including but not limited to the discretionary authority to extend the post-termination exercisability period of the Option and to extend the maximum term of the Option;

(iv)          to allow Participant to satisfy withholding tax obligations in such manner as prescribed in Section 8 and 9 of this Agreement;

(v)            to determine whether a Change of Control shall have occurred;

(vi)          to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(vii)          to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Option pursuant to such procedures as the Administrator may determine; and

(viii)        to exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Agreement.

(b)          Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on the Participant and any other holders of Shares subject to the Option.

(c)          No Liability. Under no circumstances shall the Company, its Affiliates, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Agreement or the Company’s, its Affiliates’, the Administrator’s or the Board’s roles in connection with the Agreement.

(i)            Any liability of the Company or an Affiliate to the Participant with respect to the Option shall be based solely upon contractual obligations created by the Award Agreement.

(ii)          None of the Company, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Agreement, or in the interpretation, administration or application of the Agreement, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Agreement, except as may expressly be provided by statute.

(iii)          Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(iv)          The Company shall not be liable to the Participant or any other person as to: (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by the Participant or other person due to the receipt, exercise or settlement of the Option.

(d)          Indemnification. Subject to the requirements of applicable law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was properly delegated in accordance with the Agreement, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual’s own willful misconduct or except as provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

5.	Exercise of Option.

(a)          Right to Exercise. This Option may be exercised only within the term set out in the Notice of Nonqualified Stock Option Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

(b)          Method of Exercise. This Option is exercisable by delivery of a properly executed exercise notice, or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Agreement. The exercise notice will be completed by Participant and delivered to the Company. The exercise notice will be accompanied by payment of the aggregate Option Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Option Price.

(c)          Termination of the Participant. The Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of grant set forth on the Notice of Nonqualified Stock Option Grant and ending on the date of exercise of such Option, the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of the Participant. The Option shall cease to become exercisable upon a Termination of the Participant. Notwithstanding the foregoing provisions of this Section to the contrary, the Committee may determine in its discretion that an Option may be exercised following any such Termination, whether or not exercisable at the time of such Termination; provided, however, that in no event may an Option be exercised after the expiration date of such Option specified in the Notice of Nonqualified Stock Option Grant.

6.          Method of Payment.  The Option Price upon exercise of any Option shall be payable to the Company in full by certified or bank check or such other instrument as the Committee may accept. If approved by the Committee, and subject to any such terms, conditions and limitations as the Committee may prescribe and to the extent permitted by Applicable Law, payment of the Option Price, in full or in part, may also be made as follows:

(d)          In the form of unrestricted and unencumbered Shares (by actual delivery of such Shares or by attestation) already owned by the Participant or by the Participant and Participant’s spouse jointly (based on the Fair Market Value of the Shares on the date the Option is exercised), provided that such already owned Shares must have been either previously acquired by the Participant on the open market or held by the Participant for at least six (6) months at the time of exercise (or meet any such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Shares to pay the Option Price);

(e)          By delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and, if requested, the amount of any federal, state, local or non-United States withholding taxes;

(f)          By a “net exercise” pursuant to which the Participant instructs the Company to withhold a number of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value on the date of exercise equal to the product of (x) the Option Price multiplied by (y) the number of Shares in respect of which the Option shall have been exercised; or

(g)          By any other method approved or accepted by the Committee in its discretion.

7.          Blackout Periods. In the event that any portion of the Option is exercisable and is scheduled to expire or terminate pursuant to the Agreement (other than due to Termination for Cause) and both (x) the date on which such portion of the Option is scheduled to expire or terminate falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) and (y) the Option Price per Share of such portion of the Option is less than the Fair Market Value of a Share, then on the date that such portion of the Option is scheduled to expire or terminate, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a “net exercise” (as described in Section 6) and minimum withholding taxes due (if any) upon such automatic exercise shall be satisfied by withholding of Shares (as described in Section 9). The period of time over which the Option may be exercised shall be automatically extended if on the scheduled expiration date or termination date (other than due to Termination for Cause) of such Option the Participant’s exercise of such Option would violate an applicable law (except under circumstances described in the preceding sentence); provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date or termination date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such law.

8.           Tax Withholding. The Company and/or any Affiliate are authorized to withhold from the Option the amount of all taxes due in respect of the Option and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. No later than the date as of which an amount first becomes includible in the gross income or wages of a Participant for tax purposes with respect to the Option, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Agreement shall be conditional on such payment or satisfactory arrangements (as determined by the Committee in its discretion), and the Company and the Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant, whether or not under the Agreement.

9.           Withholding or Tendering Shares. Without limiting the generality of Section 8, subject to compliance with Applicable Law, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to the Option by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Option (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required withholding obligations using the minimum statutory withholding rates for tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by the Participant (or by the Participant and Participant’s spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for settlement of withholding obligations with Shares or otherwise.

10.          Restrictions. The satisfaction of tax obligations pursuant to Sections 8 and 9 shall be subject to such restrictions as the Committee may impose, including any restrictions required by Applicable Law or the rules and regulations of the SEC, and shall be construed consistent with an intent to comply with any such Applicable Laws.

11.          No Guarantee of Favorable Tax Treatment. The Company does not warrant that the Option will qualify for favorable tax treatment under any provision of any applicable law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of the Option.

12.          Rights as a Shareholder. No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a shareholder with respect to any such Shares, until the Participant has actually received such Shares following exercise of the Option in accordance with the provisions of the Agreement.

13.          Compliance With Code Section 409A. The Option will be designed and operated in such a manner that it is either exempt from the application of, or complies with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Agreement is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that the Option or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Option will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

14.          Rights or Claims. No person shall have any rights or claims under the Agreement except in accordance with the provisions of the Agreement. The liability of the Company and any Affiliate under the Agreement is limited to the obligations expressly set forth in the Agreement, and no term or provision of the Agreement may be construed to impose any further or additional duties, obligations, or costs on the Company or any Affiliate thereof or the Board or the Committee not expressly set forth in the Agreement. The grant of the Option shall not confer any rights upon the Participant other than such terms, and subject to such conditions, as are specified in the Agreement. Without limiting the generality of the foregoing, nothing contained in the Agreement shall be deemed to:

(a)          Give the Participant  the right to be retained in the service of the Company and/or an Affiliate, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(b)          restrict in any way the right of the Company and/or an Affiliate to terminate, change or modify the Participant’s employment or service at any time with or without Cause;

(c)          constitute a contract of employment or service between the Company or any Affiliate the Participant nor shall it constitute a right to remain in the employ or service of the Company or any Affiliate;

(d)          give the Participant the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company and/or an Affiliate, nor be construed as limiting in any way the right of the Company and/or an Affiliate to determine, in its sole discretion, whether or not it shall pay the Participant bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(e)          give the Participant any rights whatsoever with respect to the Option except as specifically provided the Agreement.

15.          Data Protection. By accepting the award of the Option, the Participant consents to the collection, processing, transmission and storage by the Company or any Affiliate, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Agreement. The Company may share such information with any Affiliate, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Affiliate or any division respectively thereof.

16.          Address for Notices. Any notice to be given to the Company under the terms of the Agreement will be addressed to the Company at 200 Donald Lynch Blvd., Marlborough, MA 01752, Attention: [_____], or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

17.          Transferability of Awards. Except as otherwise provided in the Agreement or otherwise determined at any time by the Committee, the Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to any applicable restrictions. Further, except as otherwise provided in the Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to any applicable restrictions, the Option and all rights with respect to the Option, shall be exercisable or available during the Participant’s lifetime only by or to such Participant. If the Option is permitted to be transferred to another Person, references in the Agreement to exercise or payment related to the Option by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. In the event Participant is deceased and the Option is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of the Participant, or the Participant’s beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising the Option, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof or the named beneficiary of the Participant, or the valid transferee of the Option, as applicable. Any purported assignment, transfer or encumbrance of the Option that does not comply with this Section 17 shall be void and unenforceable against the Company.

18.          Adjustments; No Limitation on Corporate Actions; Merger or Change in Control.

(a)          Adjustments. Notwithstanding any other provisions of the Agreement to the contrary, in the event of (a) any dividend (excluding any ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, or other similar corporate transaction or event (including a Change of Control) that affects the Shares, or (b) any unusual or nonrecurring events (including a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then subject to Applicable Law, the Committee shall make any such adjustments in such manner as it may deem equitable, without obtaining Participant’s consent, including any or all of the following:

(i)          adjusting any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of the Option and (B) the terms of the Option, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to the Option or to which the Option relates, or (2) the Option Price with respect to the Option;

(ii)          providing for a substitution or assumption of the Option, accelerating the exercisability of, lapse of restrictions on, or termination of, the Option or providing for a period of time for exercise prior to the occurrence of such event; and

(iii)          cancelling the Option and causing to be paid to the Participant, in cash, Shares, other securities or other property, or any combination thereof, the value of the Option, if any, as determined by the Committee (which, if applicable, may be based upon the price per Share received or to be received by other shareholders of the Company in such event, as the Committee shall resolve), including, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to the Option over the aggregate Option Price of the Option, respectively (it is being understood that, in such event, if the Option has a per share Option Price equal to, or in excess of, the Fair Market Value of a Share, it may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation, or any successor pronouncement (“ASC 718”), the Committee shall make an equitable or proportionate adjustment to the Option to reflect such equity restructuring. Any adjustments under this Section 18 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. All determinations of the Committee as to adjustments, if any, under this Section 18 shall be conclusive and binding for all purposes.

(b)          No Limitation on Corporate Actions. The existence of the Option shall not affect in any way the right or power of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(c)          Change of Control.

(i)          Treatment of Outstanding Awards. In the event of a Change of Control, the parties to such Change of Control may agree that the Option will be honored or assumed by the successor entity, or equivalent rights substituted therefor with a new award of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, as such parties shall agree. References to the Committee in this Section 18(c) are to the Committee as constituted prior to the Change of Control.

Notwithstanding any other provisions of the Agreement to the contrary, in the event that the parties to such Change of Control do not provide for the honoring, assumption or substitution of the Option, upon the effective time of the Change of Control transaction, the Option will terminate. In the event of such termination, the Option shall become fully exercisable as of the effective time of the Change of Control transaction. In addition, in the event of such termination, (i) the Committee shall have the option, in its sole discretion, to make or provide for a payment, in cash or in kind, to the Participant equal to the difference between the per share consideration and the Option Price or (ii) to permit the Participant, within a specified period of time prior to the Change of Control transaction, to exercise the Option.

For the purposes of this Section 18(c), the Option shall be considered honored, assumed or substituted for if, following the Change of Control, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in such transaction is not solely common stock of the successor entity or parent thereof, the Committee may, with the consent of the successor entity or parent thereof, if applicable, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor entity or parent thereof equal in fair market value, as determined by the Committee, to the per share consideration received by holders of Shares in such transaction.

Notwithstanding anything in this subsection (c) to the contrary, if a payment under the Agreement is subject to Section 409A of the Code and if the Change in Control definition contained in the Agreement does not comply with the definition of “change in control” for purposes of a distribution under Section 409A of the Code, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under Section 409A of the Code.

(d)          No Implied Rights; Other Limitations. The Participant shall not have any right to prevent the consummation of any of the acts described in this Section 18 affecting the number of Shares available to, or other entitlement of, the Participant under the Agreement.

19.          Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

20.          Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or Participant’s estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

21.          Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Agreement or future options that may be awarded under the Agreement by electronic means or request Participant’s consent to participate by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

22.          Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

23.          Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

24.          Amendment and Termination of the Agreement. The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Agreement, retroactively or otherwise, but no such amendment, alteration, suspension or termination of the Agreement shall be made which would materially impair the previously accrued rights of the Participant with respect to the Option without the Participant’s consent, except any such amendment made to comply with applicable law, tax rules, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules (including as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted).

25.          Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. Notwithstanding anything to the contrary in this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.

26.          Forfeiture/Clawback. Notwithstanding anything to the contrary in the Agreement, the Participant’s rights, payments, and benefits with respect to the Option shall be subject to the terms of any policy of the Company regarding reduction, cancellation, forfeiture, rescission or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting, or other restrictions of the Option, including without limitation, any such policy adopted by the Company to comply with Section 10D of the Exchange Act, as amended, and the rules of any Applicable Exchange. The Company shall be entitled to recoup the Option (or portion thereof) or related compensation granted or paid to the Participant as required by law or such Company policy, whether such compensation was granted or paid before or after adoption of the policy or the date of the Agreement. The enforcement of such policy shall not constitute an adverse action to the Participant under the terms of the Agreement.

27.          Acknowledgment. By accepting this Option, Participant expressly warrants that the Participant has received an Option pursuant to this Agreement, and has received, read and understood a description of the Agreement.

28.         Governing Law. The Agreement, all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction. Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware, to resolve any and all issues that may arise out of or relate to the Agreement.